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                            Form N1-A, Item 23(a)(2)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                         AUL AMERICAN SERIES FUND, INC
                             ARTICLES SUPPLEMENTARY

     AUL AMERICAN SERIES FUND, INC. a Maryland corporation, registered as an open-end, diversified managers investment company under the Investment Company Act of 1940, having a principal office in Baltimore, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation dated July 26, 1989, as amended by Articles Supplementary filed on April 5, 1990, May 22, 1995, September 5, 1997, October 1, 1997, and September 3, 1999 have previously authorized four hundred million (400,000,000) shares of Common Stock, par value of $.001 per share, with an aggregate par value of $400,000, with the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and condition of redemption thereof as set forth in the Articles of Incorporation as amended, and whereas the Articles of Incorporation, as amended, have provided for the allocation of three hundred and five million (380,000,000) ,shares of Common Stock in the following classes, each class consisting of the number of shares and having the designation indicated:

 AUL American Equity Portfolio
     Common Stock                                         20 million

 AUL American Bond Portfolio
     Common Stock                                         20 million

 AUL American Money Market Portfolio
     Common Stock                                        200 million

 AUL American Managed Portfolio
     Common Stock                                         40 million

 AUL American Tactical Asset Allocation
     Portfolio Common Stock                               25 million

 AUL American Conservative Investor
     Portfolio Common Stock                               25 million

 AUL American Moderate Investor Portfolio
     Common Stock                                         25 million

 AUL American Aggressive Investor Portfolio
     Common Stock                                         25 million.

SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held on March 28, 2001, adopted a resolution authorizing the Corporation to authorize an additional two hundred million (200,000,000) Shares, par value of $.001 per share, so that immediately after the effectiveness of these Articles Supplementary, the Corporation has authority to issue six hundred million (600,000,000) shares of Common Stock, par value $.001 per share, and aggregate par value of $600,000, which the Board of Directors has classified as follows:

 AUL American Equity Portfolio
     Common Stock                                         20 million

 AUL American Bond Portfolio
     Common Stock                                         20 million

 AUL American Money Market Portfolio
     Common Stock                                        400 million

 AUL American Managed Portfolio
     Common Stock                                         40 million

 AUL American Tactical Asset Allocation
     Portfolio Common Stock                               25 million

 AUL American Conservative Investor
     Portfolio Common Stock                               25 million

 AUL American Moderate Investor Portfolio
     Common Stock                                         25 million

 AUL American Aggressive Investor Portfolio
     Common Stock                                         25 million.

     the remaining 20 million Shares shall be authorized but unallocated.

FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of Common Stock are as set forth in the Articles of Incorporation as amended, of the Corporation.

FIFTH: The shares of the Corporation classified pursuant to Section 2-105(c) of Corporations and Associations Article, Maryland Public General Laws and pursuant to Article Second of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in the Articles of Incorporation.

     IN WITNESS WHEREOF, AUL AMERICAN SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief the matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.


Date:     March 28, 2001       AUL AMERICAN SERIES FUND, INC.

                      By:        /s/ R. Stephen Radcliffe
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                               R. Stephen Radcliffe, President

ATTEST:

By:      /s/ Richard A. Wacker                            {CORPORATE SEAL}
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